CONTACT: Bruce Zurlnick                           Melissa Myron/Rachel Albert
         Senior Vice President and                Media Contact: Melissa Merrill
         Chief Financial Officer                  Financial Dynamics
         Finlay Enterprises, Inc.                 (212) 850-5600
         (212) 808-2800

FOR IMMEDIATE RELEASE

                FINLAY ENTERPRISES REPORTS FIRST QUARTER RESULTS

NEW YORK, NY, MAY 18, 2006 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a leading retailer of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States, announced today its financial results for the first quarter of fiscal 2006.

CONTINUING OPERATIONS - GAAP
----------------------------

The following results for the first quarter exclude from continuing operations the results of the 62 doors that closed in the first quarter of fiscal 2006 as a result of the Federated and May merger, and have been classified as discontinued
operations for all periods presented in accordance with generally accepted accounting principles (GAAP). See Page 3 for Consolidated Statements of
Operations and other information - GAAP.

Sales for the first quarter ended April 29, 2006 totaled $192.1 million compared to $170.5 million in the first quarter of 2005. Carlyle contributed sales of
$17.5 million in the current quarter.

For the thirteen weeks ended April 29, 2006, the Company reported a loss from continuing operations of $5.3 million, or $0.59 per share, compared to a loss of
$3.9 million, or $0.44 per share in the first quarter of fiscal 2005. Income from operations before depreciation and amortization expenses (EBITDA) for the first quarter totaled $1.7 million, compared to $2.3 million in the prior year period.

Included in the Consolidated Statements of Operations - GAAP for the first quarter of 2006 are pre-tax charges of $4.1 million as a result of the Federated and May merger including $0.9 million associated with severance for field personnel, $1.6 million for accelerated depreciation and $1.6 million for central office severance and other closing related costs. Of this total, $3.1 million, or $0.21 per share, is included in continuing operations and $1.0 million, or $0.07 per share, is included in discontinued operations, as only a portion of the non go-forward stores closed in the first quarter. Excluding the
$3.1 million of charges above, the current quarter's loss from continuing operations and loss per share was $3.4 million and $0.38 per share, respectively, compared to the prior year net loss per share of $0.44.

CONTINUING OPERATIONS - AS ADJUSTED
-----------------------------------

The following non-GAAP results for the first quarter assume all 194 closing
Federated doors are included in discontinued operations as of the beginning of the respective periods, including those doors that are expected to close in the second quarter of fiscal 2006. The Company believes including all closing doors in this analysis is useful in evaluating the Company's ongoing financial results and analyzing trends in the Company's business. See Page 4 for Consolidated
Statements of Operations and other information - As Adjusted.

Sales for the first quarter ended April 29, 2006 totaled $159.3 million compared to $139.7 million in the first quarter of 2005. Comparable department sales
(departments open for the same months during the comparable period) for the first quarter increased 1.1% in the Company's go-forward doors. The Company estimates the calendar shift associated with Mother's Day falling a week later this year had an approximate 2% negative impact on first quarter comparable department sales and will benefit the second quarter by a similar amount.

On this basis, for the thirteen weeks ended April 29, 2006, the Company reported a loss from continuing operations of $4.6 million, or $0.51 per share, compared to a loss of $5.3 million, or $0.59 per share in the first quarter of fiscal
2005. This compares to the Company's most recent guidance of a net loss per share of $0.48 to $0.53 for the

first quarter. EBITDA for the first quarter totaled $1.5 million, compared to a loss of $0.5 million in the prior year period.

All $4.1 million of the pre-tax charges are included in discontinued operations on the Consolidated Statements of Operations - As Adjusted, as the results of operations of all 194 doors are reflected as such.

CONSOLIDATED RESULTS INCLUDING CONTINUING AND DISCONTINUED OPERATIONS
---------------------------------------------------------------------

As previously reported, total sales for the first quarter ended April 29, 2006 increased 26.6% to $235.2 million compared to $185.7 million in the first quarter of fiscal 2005. Comparable department sales for the first quarter including discontinued stores increased 20.3% predominantly as a result of stronger than anticipated going out of business sales.

For the thirteen weeks ended April 29, 2006, the Company reported net income, on a consolidated basis including discontinued operations, of $119,000, or $0.01 per share, compared to a net loss of $2.8 million, or $0.31 per share in the first quarter of fiscal 2005. This compares to the Company's most recent guidance of earnings per share ranging from break even to a net loss of $0.10 for the first quarter.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises,
Inc. commented "We are pleased with our results from continuing operations in the first quarter. As anticipated, our core business remains strong and has shown signs of sustained growth and improved earnings. More importantly, we were able to generate this level of business during a time when our team was faced with the challenge of closing 62 doors in the first quarter and transitioning an additional 132 doors to Federated in the second quarter."

"Our disciplined approach to managing our operating expenses and inventory levels resulted in a significant improvement in our SG&A ratio as well as the reduction of total inventory by over 10% in Finlay's continuing business, excluding Carlyle. We believe we are well-positioned for the second quarter and, with sales from Mother's Day exceeding our plan, we are encouraged by our results to-date."

COMPANY OUTLOOK
---------------

The Company anticipates a per share loss on a continuing operations basis for the second quarter between $0.45 and $0.50, based on comparable store sales in the range of 3.0% - 3.5%. For fiscal year 2006, the Company continues to project earnings per diluted share, on a continuing operations basis, in the range of
$0.75 and $0.90.

Including discontinued operations, the Company estimates a net loss per share for the second quarter between $0.60 and $0.70, based on a consolidated comparable store sales decrease between 4.0% and 5.0%. For fiscal year 2006, we now project earnings per diluted share in the range of $1.00 - $1.15, including both continuing and discontinued operations, which reflects the positive sales and earnings results achieved in the first quarter.

The Company's management will host a conference call to review results and answer questions. The conference call will be held today, May 18, 2006 at 10:00
a.m. Eastern Time. A live broadcast of the call will be available on the
Company's website at: http://www.finlayenterprises.com and will remain available for approximately 90 days.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine
Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States with sales of $990.1 million in fiscal 2005. The number of locations at the end of the first quarter of fiscal 2006 totaled 957, including 32 Carlyle specialty jewelry stores.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the
Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by
Finlay or any other person that the events or circumstances described in such statement are material.

                           - financial tables follow -

FINLAY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER INFORMATION - GAAP
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                            THIRTEEN WEEKS ENDED
                                                          ---------------------------------------------------------
                                                                  APRIL 29,                       APRIL 30,
                                                                    2006                            2005
                                                          --------------------------       ------------------------

Sales.................................................    $   192,110       100.0%         $   170,457    100.0%
Cost of sales.........................................         98,965        51.5               85,300     50.0
                                                          --------------------------       ------------------------
       Gross margin...................................         93,145        48.5               85,157     50.0
Selling, general and administrative expenses..........         91,450        47.6               82,853     48.6
Depreciation and amortization.........................          5,025         2.6                3,944      2.4
                                                          --------------------------       ------------------------
        Loss from operations..........................         (3,330)       (1.7)             (1,640)     (1.0)
Interest expense, net.................................          5,422         2.9               4,840       2.8
                                                          --------------------------       ------------------------
        Loss from continuing operations before
            income taxes..............................         (8,752)       (4.6)             (6,480)     (3.8)
Benefit for income taxes..............................         (3,456)       (1.8)             (2,560)     (1.5)
                                                          --------------------------       ------------------------
        Loss from continuing operations...............         (5,296)       (2.8)             (3,920)     (2.3)
Discontinued operations, net of tax of $3,535 and $722          5,415         2.9               1,106       0.6
                                                          --------------------------       ------------------------
        Net income (loss).............................    $       119         0.1%         $   (2,814)     (1.7)%
                                                          ==========================       ========================

Loss  from continuing operations per share
       applicable to common shares:
       -  Basic net loss per share....................    $     (0.59)                     $    (0.44)
                                                          ============                     ===========
       -  Diluted net loss per share..................    $     (0.59)                     $    (0.44)
                                                          ============                     ===========

Discontinued operations:
       -  Basic net income per share..................    $      0.60                      $     0.13
                                                          ============                     ===========
       -  Diluted net income per share................    $      0.60                      $     0.13
                                                          ============                     ===========

Net income (loss) per share applicable to common shares:
       -  Basic net income (loss) per share...........    $      0.01                      $    (0.31)
                                                          ============                     ===========
       -  Diluted net income (loss) per share.........    $      0.01                      $    (0.31)
                                                          ============                     ===========

Weighted average share and share equivalents outstanding:
       -  Basic.......................................      8,983,032                        8,977,355
                                                          ============                     ===========
       -  Diluted.....................................      8,983,032                        8,977,355
                                                          ============                     ===========

Other information: EBITDA.............................    $     1,695                      $     2,304
                                                          ============                     ===========

Reconciliation of EBITDA:
       Loss from operations...........................    $    (3,330)                     $    (1,640)
       Add: Depreciation and amortization ............          5,025                            3,944
                                                          ------------                     -----------
       EBITDA.........................................    $     1,695                      $     2,304
                                                          ============                     ===========

------------------------

(1) EBITDA, a non-GAAP financial measure, represents income from operations before depreciation and amortization expenses. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for net income or cash flow from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Finlay's operating performance, financial position and cash flow as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of
    EBITDA may not be comparable to similar titled measures of other companies.

(2) Included in continuing operations for the first quarter of fiscal 2006 are pre-tax charges totaling $3.1 million associated with severance, accelerated depreciation and other closing related costs in conjunction with the
    Federated store closings. Included in discontinued operations for the first quarter of fiscal 2006 are $1.0 million of such charges.

FINLAY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER INFORMATION - AS ADJUSTED
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

The following non-GAAP first quarter results assumes all 194 closing Federated doors are included in discontinued operations as of the beginning of the respective periods, including those doors that are expected to close in the second quarter of fiscal 2006. The Company believes including all closing doors in this analysis is useful in evaluating the Company's ongoing financial results and analyzing trends in the Company's business:

                                                                           THIRTEEN WEEKS ENDED
                                                          --------------------------------------------------------
                                                                  APRIL 29,                      APRIL 30,
                                                                    2006                            2005
                                                          --------------------------       -----------------------

Sales.................................................    $   159,255      100.0%          $  139,719      100.0%
Cost of sales.........................................         81,358       51.1               70,823       50.7
                                                          --------------------------       -----------------------
       Gross margin...................................         77,897       48.9               68,896       49.3
Selling, general and administrative expenses..........         76,365       48.0               69,347       49.6
Depreciation and amortization.........................         3,868         2.4                3,590        2.6
                                                          --------------------------       -----------------------
        Loss from operations..........................         (2,336)      (1.5)              (4,041)      (2.9)
Interest expense, net.................................          5,287        3.3                4,651        3.3
                                                          --------------------------       -----------------------
        Loss from continuing operations before
            income taxes..............................         (7,623)      (4.8)              (8,692)      (6.2)
Benefit for income taxes..............................         (3,011)      (1.9)              (3,433)      (2.4)
                                                          --------------------------       -----------------------
        Loss from continuing operations...............         (4,612)      (2.9)              (5,259)      (3.8)
Discontinued operations, net of tax of $3,090 and $1,596        4,731        3.0                2,445        1.8
                                                          --------------------------       -----------------------
        Net income (loss).............................    $       119        0.1%          $   (2,814)      (2.0)%
                                                          ==========================       =======================

Income (loss) from continuing operations per share
   applicable to common shares:
       -  Basic net loss per share....................    $     (0.51)                     $    (0.59)
                                                          =============                    ===========
       -  Diluted net loss per share..................    $     (0.51)                     $    (0.59)
                                                          =============                    ===========

Discontinued operations:
       -  Basic net income per share..................    $      0.53                      $     0.27
                                                          =============                    ===========
       -  Diluted net income per share................    $      0.53                      $     0.27
                                                          =============                    ===========

Net income (loss) per share applicable to common shares:
       -  Basic net income (loss) per share...........    $      0.01                      $    (0.31)
                                                          =============                    ===========
       -  Diluted net income (loss) per share.........    $      0.01                      $    (0.31)
                                                          =============                    ===========

Weighted average share and share equivalents outstanding:
       -  Basic.......................................      8,983,032                       8,977,355
                                                          =============                    ===========
       -  Diluted.....................................      8,983,032                       8,977,355
                                                          =============                    ===========

Other information: EBITDA.............................    $     1,532                      $     (451)
                                                          =============                    ===========

Reconciliation of EBITDA:
       Loss from operations...........................    $    (2,336)                     $   (4,041)
       Add: Depreciation and amortization ............           3,868                          3,590
                                                          -------------                    -----------
       EBITDA.........................................    $     1,532                      $     (451)
                                                          =============                    ===========

---------------------
(1) See footnote 1 on Page 3 for information regarding EBITDA.

(2) Included in discontinued operations for the first quarter of fiscal 2006 are pre-tax charges totaling $4.1 million associated with severance, accelerated depreciation and other closing related costs in conjunction with the
    Federated store closings. No such charges are included in continuing operations.

FINLAY ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

                                                                             APRIL 29,             APRIL 30,
                                                                                2006                 2005
                                                                         -----------------     -----------------
                               ASSETS

Cash................................................................     $          3,221      $          4,761
Accounts receivable.................................................               51,910                42,350
Inventory...........................................................              341,147               295,752
Other current assets................................................               53,516                43,065
                                                                         -----------------     -----------------
    Total current assets............................................              449,794               385,928
                                                                         -----------------     -----------------

Fixed assets, net...................................................               56,999                60,239
Goodwill............................................................                 -                   77,288
Other assets........................................................               13,676                16,017
                                                                         -----------------     -----------------
    Total assets....................................................      $       520,469      $        539,472
                                                                         =================     =================

                LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term borrowings...............................................      $        33,871      $         11,087
Accounts payable....................................................               83,430                76,318
Other current liabilities...........................................               75,792                62,944
                                                                         -----------------     -----------------
    Total current liabilities.......................................              193,093               150,349
                                                                                     -
Long-term debt......................................................              200,000               200,000
Deferred income taxes and other non-current liabilities.............               10,386                21,373
                                                                         -----------------     -----------------
    Total liabilities...............................................              403,479               371,722
Total stockholders' equity..........................................              116,990               167,750
                                                                         -----------------     -----------------
    Total liabilities and stockholders' equity......................      $       520,469       $       539,472
                                                                         =================     =================

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